Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ServiceNow, Inc. (formerly Service-now.com) of our report dated March 30, 2012, except for Note 18, “Subsequent Events,” as to which the date is May 23, 2012, relating to the consolidated financial statements of ServiceNow, Inc., which appears in ServiceNow, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (No. 333-180486) filed on June 19, 2012.

/s/ PricewaterhouseCoopers LLP

San Diego, California

June 28, 2012